UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 5, 2015

TEARLAB CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51030	59-343-4771
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9980 Huennekens Street, Suite 100

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 455-6006

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2015 Annual Base Salaries and 2014 Annual Cash Bonus Amounts

On February 5, 2015, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of TearLab Corporation (the “Company”) approved that no changes in the annual salaries for the Company’s executive officers should be made.

The Compensation Committee also recommended to the Board of Directors of the Company (the “Board”), and on February 5, 2015, the Board approved, the payment of cash bonuses to certain of the Company’s named executive officers (the “Bonus”). Under the terms of the Bonus, which were set forth in the Company’s 2014 Proxy Statement as filed with the Securities and Exchange Commission on April 25, 2014, the Company will pay Bonuses to certain of the Company’s executive officers totaling approximately $81,974, including Bonuses payable to the named executive officers listed below in the following amounts:

Name	2014 Annual Cash Bonus Amount ($)
Elias Vamvakas, Chief Executive Officer	—
Joseph Jensen, President, Chief Operating Officer	—
Bill Dumencu, Chief Financial Officer	9,905
Michael Berg, Vice President of Clinical	11,250
Tracy Puckett, Vice President of Marketing	5,625

The Company expects to pay these bonuses on or about February 15, 2015.

Expenses Related to Contemplated Relocation

In connection with the Company's contemplated relocation of the corporate offices from San Diego, California to Dallas–Fort Worth, Texas, the Board also approved, on February 5, 2015, the reimbursement of certain relocation costs incurred by Seph Jensen up to the amount of $96,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEARLAB CORPORATION

By:	/s/ William G. Dumencu
William G. Dumencu Chief Financial Officer

Date: February 9, 2015